Exhibit (h)(2)(vi)


                                 AMENDMENT NO. 5
                     TO AMENDED AND RESTATED TRANSFER AGENCY
                              AND SERVICE AGREEMENT

     Amendment dated as of November 1, 2000 to the Amended and Restated Transfer Agency and Service Agreement dated as of January 4, 1993 (the "Agreement") between Westcore Trust, a Massachusetts business trust (the "Trust") and State Street Bank and Trust Company, a Massachusetts trust company ("State Street").

                                   BACKGROUND

     1. STATE STREET serves as the transfer agent for certain of the Trust's portfolios pursuant to the Agreement.

     2. The Trust desires to employ STATE STREET as its transfer agent for the International Select Fund (the "Fund") on the terms and for the compensation set forth in the Agreement and STATE STREET agrees to provide such services.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. APPOINTMENT. The Trust hereby appoints STATE STREET to act as transfer agent for the Fund for the period and on the terms set forth in the Agreement and STATE STREET accepts such appointment for said period and on said terms, and agrees to provide the services set forth in the Agreement and in return for the compensation provided therein.

     2. CONTINUING VALIDITY. The provisions of the Agreement shall remain in full force and effect as modified hereby.

     In WITNESS WHEREOF, the parties have hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first dated below.


                                 WESTCORE TRUST


                                 By: /s/ Jack D. Henderson
                                     -----------------------------

                                 Date: October 24, 2000


                                 STATE STREET BANK AND TRUST COMPANY

                                 By: illegible
                                     -----------------------------

                                 Date: October 13, 2000